Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

ACCENTIA BIOPHARMACEUTICALS, INC.

(A FLORIDA CORPORATION)

Effective as of November 17, 2010

ARTICLE I

OFFICES

1.01. Principal Office. The principal office of the Corporation shall be located at such place within or outside the State of Florida as the Board of Directors of the Corporation (the “Board”) may from time to time designate.

1.02. Other Offices. The Corporation may have other offices for the transaction of the affairs of the Corporation located at such other places both within and without the State of Florida as the Board may from time to time designate or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.01. Annual Meetings. The annual meeting of the Shareholders shall be held between January 1st and December 31st each year, on such date and time and at such place as may be designated by the Board and specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

2.02. Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law, may be called by the Board. Unless otherwise prescribed by applicable law, a special meeting of the Shareholders shall be called by the Secretary upon the written request of the shareholders who together own of record twenty-five percent (25%) of the outstanding stock of all classes entitled to vote at such meeting. The request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice of such special meeting.

2.03. Place of Meeting. The Board may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place either within or without the State of Florida, as the place for the holding of such meeting. If no designation is made for the place of meeting, or if a special meeting be otherwise called, then the place of meeting shall be the principal business office of the Corporation within the State of Florida or such other suitable place in the county of such principal office as may be designated by the person calling such meeting.

2.04. Notice of Meeting. A written notice of each Shareholders’ meeting stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally, by first-class mail, or by electronic means to each Shareholder of record entitled to vote at such meeting not less than ten (10) or more than sixty (60) days before the date of the meeting. Notice shall be given by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting. If notice is by first-class mail, such notice shall be deemed to have been delivered when deposited with postage prepaid thereon in the United States mail, addressed to the Shareholder at the address of the Shareholder as it appears on the stock transfer books of the Corporation. If notice is by electronic means, such notice shall be deemed to have been delivered when electronically transmitted to the Shareholder in a manner authorized by the Shareholder.

2.05. Waiver of Notice. Whenever any notice whatever is required to be given to any Shareholder of the Corporation under the articles of incorporation or bylaws or any provision of the Florida Business Corporation Act, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except where the Shareholder attends for the express purpose of objecting to the transaction of any business. Neither the business, nor the purpose of any regular or special meeting of Shareholders, Directors or members of a committee of Directors need be specified in the waiver.

2.06. Adjournment. Any meeting of the Shareholders may be adjourned to another time or place by a majority vote of the shares entitled to vote and which are represented at the meeting. When all of the shares entitled to vote are represented in person or by proxy at a meeting, and such meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and the place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at such adjourned meeting that might have been transacted at the original meeting. If all of the shares entitled to vote are not represented at the meeting at which adjournment is taken, then notice of the adjourned meeting as required by Section 2.04 of these bylaws shall be given to each Shareholder of record. In all cases, however, if, after the adjournment, the Board fixes a new record date for the adjourned meeting, then notice of the adjourned meeting shall be given as provided in this Article II to each Shareholder of record under the new record date who is entitled to vote at the adjourned meeting.

2.07. Fixing of Record Date. For the purpose of determining the Shareholders who are entitled to receive notice of or to vote at any Shareholders’ meeting or any adjournment thereof, to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, and pursuant to any other purpose requiring a determination of Shareholders, the Board may fix, in advance, a record date for any such determination of Shareholders. Such record date shall not be more than sixty (60) or less than ten (10) days before the date on which the particular action requiring such determination of Shareholders is to be taken. If no such record date is fixed, then the date on which notice of a Shareholders’ meeting is first delivered or the date on which the Board adopts a resolution declaring a dividend, as the case may be, shall be the record date for such determination of Shareholders. In the case of an adjourned meeting, the record date for the original meeting shall apply to the adjournment thereof, unless the Board fixes a new record date in accordance with these bylaws.

2.08. Record of Shareholders Having Voting Rights. The Secretary of the Corporation shall make or obtain, at least ten (10) days before each meeting of the Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of, and the number, class and series, if any, of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation, the principal place of business of the Corporation, or the office of the Secretary, and such list shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder at any time during the meeting. If the requirements of this Section 2.08 have not been substantially complied with, then upon the demand of any Shareholder, in person or by proxy, the meeting shall be adjourned until the requirements are complied with; provided, however, if no Shareholder makes such demand, any failure to comply with the requirements of this Section 2.08 shall not affect the validity of any action taken at such meeting.

2.09. Shareholder Quorum and Voting.

(a) One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. When a specified item of business is required to be voted on by a class or series of stock, one-third of the shares of such class or series entitled to vote shall constitute a quorum for the transaction of such item of business by that class or series.

(b) An amendment to the articles of incorporation that adds, changes or deletes a greater or lesser quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

(c) Except for the election of Directors, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders unless a greater number is required by the Florida Business Corporation Act or the articles of incorporation.

(d) At any meeting of the Shareholders duly called and held for the election of Directors at which a quorum is present, those persons receiving a plurality of the votes cast whether in person or represented by proxy and entitled to vote for the election of Directors shall be elected.

(e) After a quorum has been established at a Shareholders’ meeting, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

(f) The articles of incorporation may provide for a greater voting requirement or a greater quorum requirement for Shareholders than is provided by the Florida Business Corporation Act.

2.10. Conduct of Meeting. The Chief Executive Officer, or, in the absence of the Chief Executive Officer, the President, or, in the absence of both the Chief Executive Officer and the President, any person chosen by the Shareholders present, shall call the meeting of the Shareholders to order and shall act as chairman and presiding officer of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the Shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

At any meeting of the Shareholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board or (c) by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of the notice provided for in these bylaws, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this bylaw; provided, however, that business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

For business to be properly brought before any meeting by a Shareholder pursuant to clause (c) of the preceding paragraph, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the date of the meeting. A Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the Shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are owned beneficially and of record by such Shareholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made, and (d) any material interest of such Shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2.10, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, a Shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10.

2.11. Proxies. Every Shareholder entitled to vote at a Shareholders’ meeting or entitled to express consent or dissent without a meeting, or the duly authorized attorney-in-fact of such Shareholder, may authorize another person or other persons to act for him or her by proxy. A proxy must be in writing and signed by the Shareholder, or by his attorney-in-fact. Unless otherwise stated in the proxy, a proxy shall be valid only for a period of eleven (11) months from the date of the proxy. Every proxy shall be revocable at the pleasure of the Shareholder who executed it, except as otherwise expressly stated in such proxy or as provided in the Florida Business Corporation Act.

2.12. Voting of Shares. Subject to the provisions of this Article II of these bylaws, the articles of incorporation, and the Florida Business Corporation Act, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders.

2.13. Voting of Shares by Certain Holders.

(a) Shares of stock standing in the name of another corporation may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

(b) Shares of stock held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

(c) Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(d) Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e) A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

(f) Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

2.14. Action Without Meeting. Any action required by law to be taken at any meeting of Shareholders of the Corporation or any action which may be taken at a meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, such written consent shall be required of the holders of the majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote. Within ten (10) days after obtaining such authorization by written consent, the Corporation shall give notice to the Shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the authorized action, and, if the action is a merger, a consolidation, or a sale or exchange of assets for which dissenters’ rights are provided by the Florida Business Corporation Act, then such notice shall contain a clear statement of the rights of Shareholders dissenting from the action under the Florida Business Corporation Act. Any certificate that is required by law to be filed as a result of an action of the Shareholders taken under this Section 2.14 shall state that written consent for such action was given in accordance with the laws of the State of Florida.

ARTICLE III

BOARD OF DIRECTORS

3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, subject to limitations set forth under the laws of the State of Florida, the articles of incorporation, and these bylaws concerning corporate action that must be authorized or approved by the Shareholders.

3.02. Number and Term of Office. The number of Directors on the Board shall be established from time to time by a vote of the Directors then in office; provided that the Board shall never have more than nine (9) Directors nor less than one (1) Director; provided further that no decrease in the number of Directors on the Board shall affect the term of any Director then in office. The number of Directors on the Board shall initially be set at six (6). At each annual meeting of the Shareholders, the Shareholders shall elect the entire Board in accordance with these bylaws. Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

3.03. Resignation and Removal. A Director may resign at any time by filing a written resignation with the Secretary of the Corporation. Any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

3.04. Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though the remaining Directors constitute less than a quorum of the Board; provided, however, if a vacancy is created by removal of a Director by action of the Shareholders, then the Shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

3.05. Regular Meetings. A regular meeting of the Board shall be held without other notice than this bylaw immediately after the annual meeting of Shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of Shareholders which precedes it, or such other suitable place as may be announced at such meeting of Shareholders. The Board may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

3.06. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer, by the President or by the lesser of a majority of the Board or two Directors. The person or persons authorized to call special meetings of the Board may fix the time and place for holding any special meeting of the Board called by him/them.

3.07. Notice; Waiver. Except to the extent provided in Section 3.05 of these bylaws, notice of each meeting of the Board shall be given to each Director (a) by personal delivery, electronic means, or telephonically not less than twenty four (24) hours before the meeting or (b) by first-class mail, addressed to the business address or such other address as the Director shall have designated in a writing filed with the Secretary, and mailed not less than four (4) business days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and properly addressed. If sent by electronic means, such notice shall be deemed to be delivered when electronically transmitted to the Director in a manner authorized by the Director. However, any requirement of notice to any Director required under these bylaws or under provision of law may be waived if such Director signs a waiver of notice at any time, either before or after the time of the meeting. If a Director has not been given notice as required under these bylaws or under provisions of law, but the Director attends the meeting or participates in a telephonic meeting, the Director’s attendance or participation shall constitute a waiver of notice of such meeting and a waiver of all objections to the time and place of the meeting and the manner in which it was called or convened, except, when a Director states, at the beginning of such meeting, any objection to the transaction of business because the meeting was not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board need be specified in either the notice of or a waiver of notice of any regular or special meeting.

3.08. Quorum and Voting. Except as otherwise provided by the Florida Business Corporation Act, the articles of incorporation, or these bylaws, a majority of the number of Directors fixed in accordance with Section 3.02 of these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the Florida Business Corporation Act, the articles of incorporation, or these bylaws.

3.09. Adjournment. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of the adjourned meeting shall be given to each Director in accordance with Section 3.07 of these bylaws, unless all of the Directors of the full Board are present at the time of adjournment and the time and place of the adjourned meeting are announced at the time of the adjournment.

3.10. Committees. The Board may, by resolution adopted by a majority of the full Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall have authority to:

(a) Approve or recommend to the Shareholders actions or proposals required by the Florida Business Corporation Act to be approved by the Shareholders;

(b) Designate candidates for the office of Director;

(c) Fill vacancies in the Board or any committee thereof;

(d) Amend these bylaws;

(e) Authorize or approve the reacquisition, issuance, sale, contract for sale or designation of shares, except that the Board, having authorized the issuance or sale of shares, or any contract therefor, may authorize a committee to fix the terms of any contract for the sale of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof.

The Board, by resolution of the majority of the full Board, may designate one or more Directors as alternate committee members, who may act in the place and stead of any absent member or members at any meeting of such committee. Any committee established under this Section 3.10 may fix its own rules for the conduct of its activities and shall make such reports of its activities to the Board as the Board may request.

3.11. Telephonic Meetings. Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

3.12. Unanimous Consent Without Meeting. Any action required or permitted to be taken at a meeting of the Board (or of a committee thereof) may be taken without a meeting, if a consent in writing setting forth the action so to be taken and signed by all of the Directors (or all the members of the committee, as the case may be) is filed in the minutes of the proceedings of the Board (or of the committee). Such consent shall have the same effect as a unanimous vote.

3.13. Presumption of Assent. A Director who is present at a meeting of the Board or of a committee of which he is a member where action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director either votes against such action or abstains from voting because of an asserted conflict of interest.

3.14. Compensation. The Board, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation to be paid to each Director for such Director’s services to the Corporation as a Director, officer or otherwise, or the Board may delegate such authority to an appropriate committee. The Board also shall have authority to provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to Directors, officers and employees and to their estates, families, dependents, or beneficiaries on account of prior services rendered by such Directors, officers and employees of the Corporation. Each Director shall also be reimbursed for his necessary expenses in connection with attending meetings of the Board or any committee thereof.

3.15. Director Conflicts of Interest. Subject to applicable law, no contract or other transaction between the Corporation and any of the Directors or any other corporation, firm, association, or entity in which any of the Directors are officers or Directors or are financially interested shall be either void or voidable (i) because of such relationship or interest, (ii) because any such Director is present at the meeting of the Board or a committee thereof that authorizes, approves or ratifies such contract or transaction, or (iii) because any such Director’s vote is counted for such purpose, if:

(a) the fact of such relationship or interest is disclosed or known to the Board or the committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of any such interested Director; or

(b) the fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote, and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee of the Board, or Shareholders.

ARTICLE IV

OFFICERS

4.01. Number and Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary, each of whom shall be appointed by the Board. The Board also may elect or appoint such other officers (including, without limitation, a Treasurer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable for the conduct of business of the Corporation, and each of whom shall have such powers and duties as the Board determines. Each officer shall hold office for such term as may be prescribed by the Board from time to time. Any person may hold at one time two or more offices. Any such officer may be, but need not be, a Director and/or a Shareholder.

4.02. Election and Term of Office. The officers of the Corporation to be chosen by the Board shall be elected at each annual meeting of the Board. The Board may, from time to time, appoint such additional officers, assistant officers and agents as the Board may deem necessary. Each officer shall hold office until a successor shall have been duly chosen or until the officer’s prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

4.03. Removal. Any officer or agent chosen by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby.

4.04. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board for the unexpired portion of the term.

4.05. Chief Executive Officer. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the Shareholders. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

4.06. President. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board, these bylaws, or the Chief Executive Officer.

4.07. Chief Financial Officer. The Chief Financial Officer shall have care and custody of the corporate funds and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transaction of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer shall render to the Chief Executive Officer and the Board, whenever they request it, an account of all of his transactions as Chief

Financial Officer and of the financial condition of the Corporation, and shall have other power and perform such other duties as may be prescribed by the Board or these bylaws.

4.08. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the Shareholders, of the Board and of committees of the Board in one or more books provided for such purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the Corporation records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each Shareholder which shall be furnished to the Secretary; (e) sign with the Chief Executive Officer or the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to the Secretary by the Chief Executive Officer, the President, or by the Board.

4.09. Compensation. The respective salaries and/or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by the Board or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary and/or other compensation because he or she is also a Director.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS: SPECIAL CORPORATE ACTS

5.01. Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be, general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when such a deed, mortgage or instrument is so executed, then no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02. Loans. No indebtedness for borrowed money more than $250,000 shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board. Such authorization may be general or confined to specific instances.

5.03. Checks, Drafts. etc. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board.

5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board.

5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary (in that order) and (b) whenever, in the judgment of the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary (in that order) it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary, without necessity of any authorization by the Board, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board. Such certificates shall be signed by the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the persons to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be registered upon the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06 of these bylaws.

6.02. Facsimile Signatures and Seal. The seal of the Corporation on any certificate for shares may be a facsimile. The signature of any officer upon a certificate may be a facsimile if the certificate is manually countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee.

6.03. Signature by Former Officers. If any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

6.04. Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the

Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

6.06. Lost, Destroyed or Stolen Certificates. When the registered owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; (b) files with the Corporation an indemnity bond in such amount as is prescribed by the Board; and (c) satisfies such other reasonable requirements as the Board may prescribe.

6.07. Shares Without Certificates. In accordance with the Florida Business Corporation Act, and unless the articles of incorporation provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

6.08. Written Statement to Shareholders. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by § 607.0625(2) and (3) of the Florida Business Corporation Act, and, if applicable, § 607.0627 of the Florida Business Corporation Act.

ARTICLE VII

DIVIDENDS

7.01. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the articles of incorporation.

ARTICLE VIII

SEAL

8.01. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the Corporation’s name, the year of incorporation, the words, “Corporate Seal,” and the name “Florida” (to indicate that the Corporation is a Florida corporation).

ARTICLE IX

INDEMNIFICATION

9.01. The Corporation shall indemnify any Director or Officer or any former Director or Officer, to the full extent permitted by applicable law.

ARTICLE X

FISCAL YEAR

10.01. The fiscal year of the Corporation shall be as determined by the Board.

ARTICLE XI

AMENDMENTS

11.01. By Shareholders. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the Shareholders at which a quorum is in attendance.

11.02. By Directors. Except as provided in these bylaws, the articles of incorporation, or the Florida Business Corporation Act, these bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the Shareholders shall be amended or repealed by the Board if the bylaw so adopted so provides.